Exhibit 99.2
                                                                    ------------


                                                          [COMPANY LOGO OMITTED]
                                                                  MAXCOR
FOR IMMEDIATE RELEASE
---------------------

                  MAXCOR FINANCIAL GROUP INC. REPORTS INCREASED
                  ---------------------------------------------
           2003 TOTAL NET INCOME OF $16.3 MILLION, OR $1.98 PER SHARE
           ----------------------------------------------------------

          Results reflect a 30% increase over 2002 total net income of
          ------------------------------------------------------------
                        $12.5 million, or $1.53 per share
                        ---------------------------------

              2003 total net revenues climb by 14% to $195 million
              ----------------------------------------------------

        2003 fourth quarter net income is $1.5 million, or $.19 per share
        -----------------------------------------------------------------

         (New York - March 3, 2004) - Maxcor Financial Group Inc. (Nasdaq: MAXF) today announced its results for the full year and fourth quarter ended December 31, 2003.

          For the full year 2003, net income was up by 30%, to $16.3 million, or $1.98 per share, from net income of $12.5 million, or $1.53 per share, for all of 2002.

          Total net revenues for 2003 increased by 14%, growing to $195 million from $170 million in 2002.

         Maxcor noted that both 2003 and 2002 full year results included substantial one-time net after-tax benefits recognized in connection with September 11th-related insurance recoveries (net of September 11th-related expenses). For 2003, this net after-tax benefit was $6.0 million, or $.72 per share, principally recorded during Q3 2003. For 2002, this net after-tax benefit was $3.8 million, or $.46 per share, principally recorded during Q4 2002.

          Absent these September 11th-related effects (and the other non-operating items described below in the selected financial data tables), full year 2003 net income was $10.5 million, or $1.28 per share, achieved on revenues of $189 million, and full year 2002 net income was $8.8 million, or $1.07 per share, achieved on revenues of $159 million.

          For Q4 2003, Maxcor's net income was $1.5 million, or $.19 per share, achieved on net revenues of $48 million, and did not include any material non-operating items. By comparison, Q4 2002 net income was $6.0 million, or $.73 per share, achieved on net revenues of $50 million, and included $3.9 million, or $.48 per share, of net income (and $10 million of net revenues) attributable to 9/11 insurance recoveries (net of expenses). Absent the effects of such insurance recoveries, Q4 2002 net income was $2.0 million, or $.25 per share, achieved on net revenues of $40 million.

         "We are proud to have continued to be profitable - now for thirteen consecutive quarters - and grow revenues in what was a somewhat difficult fourth quarter environment," said Gil Scharf, Chairman and CEO of Maxcor. "The slight decrease in operating income for the quarter reflects reduced trading volumes in certain of our Euro Brokers inter-dealer brokerage businesses, as well as


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

increased costs associated with hiring and retaining employees for some of our new and existing businesses amidst increasing competition for their services. The quarter also was impacted by increased losses suffered by our high yield and distressed debt sales and trading group, which has since been restructured and is now part of our overall institutional corporate bond effort."

         Added Scharf: "We have a top-notch new facility and modern infrastructure that we are leveraging through the addition of new businesses. This year we have already added a high-grade component to our institutional corporate bond presence. We continue actively to look for new employees - for both our Maxcor and Euro Brokers businesses - who have strong client skills and relationships and want to work in a dynamic, entrepreneurial firm. We think that this strategy, combined with our strong balance sheet, position us well for future continued profitability and long-term growth in shareholder value."

          As of December 31, 2003, Maxcor's book value per share was $8.41, a 28% increase from its book value of $6.56 at year-end 2002. Maxcor currently pays a $.0625 per share quarterly dividend.

          Maxcor also said that there were no new material developments in the lawsuit it commenced in New York State Supreme Court with respect to its when-issued trades in NTL Inc. shares. A decision on Maxcor's motion for summary judgment is still pending, the timing or outcome of which obviously cannot be predicted.

         For further information on current and prior period results, including audited financial statements for the year ended December 31, 2003, Maxcor is referring investors to its 2003 Annual Report on Form 10-K, which will be filed by March 30th with the Securities and Exchange Commission (www.sec.gov) and will also then be made available on Maxcor's web site (www.maxf.com).

         Maxcor Financial Group Inc., through its various Euro Brokers businesses, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., the Company's U.S. registered broker-dealer subsidiary, also conducts institutional sales, trading and research operations in corporate bonds, municipal bonds, convertible securities and equities. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London and Tokyo.



For further information, please contact:

                  Michelle Jordan (media)
                  714-435-0678 (office)
                  949-632-7848 (cellular)

                  Roger Schwed (Maxcor - New York)
                  646-346-7000 (office)


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

                                MAXCOR FINANCIAL GROUP INC.
                                  Selected Financial Data

-------------------------------------------------------------------------------------------
                                                      For the Year        For the Year
                                                          Ended               Ended
                                                       December 31,        December 31,
                                                          2003                2002
                                                      -------------       -------------
                                                       (unaudited)          (audited)
Revenue:

  Commission income                                   $ 176,497,549       $ 149,428,132

  Insurance Recoveries                                $  11,106,063       $  11,098,135

  Interest income                                     $   6,280,695       $   2,147,274

  Principal transactions                              $   6,122,442 (1)   $   8,720,422

  Other                                              ($   1,140,241)     ($     843,142)
                                                      -------------       -------------

Gross revenue                                         $ 198,866,508       $ 170,550,821

  Interest expense on securities indebtedness         $   4,117,319       $     147,865
                                                      -------------       -------------

Net revenue                                           $ 194,749,189       $ 170,402,956


Net income                                            $  16,314,792 (2)   $  12,546,624 (5)


Basic earnings per share                              $        2.33 (3)   $        1.72 (6)

Diluted earnings per share                            $        1.98 (4)   $        1.53 (7)


Weighted average common shares outstanding: basic         6,987,415           7,304,284

Weighted average common shares outstanding: diluted       8,228,599           8,210,638
-------------------------------------------------------------------------------------------

(1) Includes a net loss of $5.1 million recorded for the disputed settlement of NTL when-issued equity trades.

(2) Includes: (i) a $6.0 million after-tax benefit related to the $11.1 million in insurance recoveries recorded in 2003 revenues from the settlement of Maxcor's September 11th-related property insurance claim,
         (ii) a $3.1 million after-tax loss and costs related to the disputed settlement of NTL when-issued equity trades, consisting of the $5.1 million loss recorded and described in footnote 1 above plus $700,000 in related legal costs incurred through December 31, 2003, and (iii) an extraordinary gain of $3.0 million relating to Maxcor's previously-announced litigation victory in the United Kingdom, which enabled it to acquire 100% ownership of a London subsidiary through the purchase at a discounted price of the minority interest previously held by its former partner. Maxcor breaks out these types of items from its results as reported under generally accepted accounting principles in order to provide a better picture of its earnings from operations.

(3) Includes the net positive earnings effect -- $0.82 per share - of the items described in footnote 2 above.

(4) Includes the net positive earnings effect -- $0.70 per share - of the items described in footnote 2 above.

(5) Includes non-operating items aggregating to a net after-tax benefit of $3.8 million, primarily reflecting the $11.1 million in insurance recoveries recorded in 2002 revenues from the settlements of the Company's New York and London business interruption claims related to lost revenues (net of saved expenses) associated with the September 11th attacks, reduced by net pre-tax costs of $3.2 million associated with the attacks. These expenses reflect gross costs of $7.0 million offset by the recording of an additional $3.8 million from the portion of the settlements covering the Company's extra expenses claims.

(6) Includes the net positive earnings effect -- $0.52 per share - of the items described in footnote 5 above.

(7) Includes the net positive earnings effect -- $0.46 per share - of the items described in footnote 5 above.


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

--------------------------------------------------------------------------------------------
                                                     For the Quarter     For the Quarter
                                                          Ended               Ended
                                                       December 31,        December 31,
                                                          2003                2002
                                                      -------------       -------------
                                                       (unaudited)         (unaudited)
Revenue:

  Commission income                                   $  42,977,998       $  37,769,499

  Insurance recoveries                                           --       $  10,267,150

  Interest income                                     $   2,717,903       $     813,902

  Principal transactions                              $   4,400,459       $   1,619,190

  Other                                              ($     329,580)     ($     486,828)
                                                      -------------       -------------

Gross revenue                                         $  49,766,780       $  49,982,913

Interest expense on securities indebtedness           $   2,110,428       $      58,600
                                                      -------------       -------------

Net revenue                                           $  47,656,352       $  49,924,313


Net income                                            $   1,540,955       $   5,959,814 (8)


Basic earnings per share                              $        0.22       $        0.82 (9)

Diluted earnings per share                            $        0.19       $        0.73 (10)


Weighted average common shares outstanding: basic         7,055,723           7,288,535

Weighted average common shares outstanding: diluted       8,214,608           8,159,599
--------------------------------------------------------------------------------------------


(8) Includes non-operating items aggregating to a net after-tax benefit of $3.9 million, primarily reflecting the $10.3 million in September 11th-related insurance recoveries recorded in Q4 2003 revenues, reduced by net additional pre-tax costs associated with the September 11th attacks of $2.3 million. These additional expenses reflect gross costs of $4.4 million (including $2.2 million in foregone sub-rental income in London and $1.1 million in extra rental expense in New York) offset by the recording of an additional $2.1 million from the portion of the insurance settlement covering the Company's extra expenses claim.

(9) Includes the net positive earnings effect -- $0.54 per share - of the items described in footnote 8 above.

(10) Includes the net positive earnings effect -- $0.48 per share - of the items described in footnote 8 above.


                               Page 9 of 10 Pages

--------------------------------------------------------------------------------
                                                      As of            As of
                                                   December 31,     December 31,
                                                       2003             2002
                                                   ------------     ------------
                                                    (unaudited)       (audited)

Stockholders' equity                               $ 60,044,502     $ 47,593,086

Common shares outstanding                             7,138,723        7,255,160

Book value per share                               $       8.41     $       6.56
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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2002 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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